UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2008

LIBERTY MEDIA LLC

(Exact name of registrant as specified in its charter)

Delaware	001-16615	20-5272297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On March 25, 2008, Liberty Media LLC (“Liberty”) issued a press release announcing the results of holders’ right to require Liberty to repurchase their 0.75% Exchangeable Senior Debentures due 2023 (“Debentures”).  Holders of approximately $486.1 million principal amount of Debentures exercised their right and surrendered their Debentures for repurchase.  In accordance with the terms of the supplemental indenture pursuant to which the Debentures were issued, Liberty will repurchase on March 31, 2008 all validly tendered Debentures.  Liberty has elected to pay cash for such validly tendered Debentures.

This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2008

LIBERTY MEDIA LLC

By:	/s/ Mark E. Burton
	Name:	Mark E. Burton
	Title:	Vice President